Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Victor J. Coleman, Chief Executive Officer, and Mark Lammas, Chief Operating Officer and Chief Financial Officer of Hudson Pacific Properties, Inc. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2019 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:	November 1, 2019	/s/ VICTOR J. COLEMAN
Victor J. Coleman Chief Executive Officer

Date:	November 1, 2019	/s/ MARK LAMMAS
Mark Lammas Chief Operating Officer, Chief Financial Officer and Treasurer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.